Exhibit (h)(68)

AMENDMENT TO THE

RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT

GOLDMAN SACHS TRUST

GOLDMAN SACHS VARIABLE INSURANCE TRUST
GOLDMAN SACHS ETF TRUST

GOLDMAN SACHS TRUST II

This Amendment (the “Amendment”) to the Agreement (as defined below) is made as of December 21, 2022. All capitalized terms used in Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Fund of Funds Investment Agreement (the “Agreement”), dated as of April 8, 2022, was made by and between:

(a)	each registered open-end investment company identified on the list published by Goldman Sachs Asset Management, L.P. (“GSAM”), as described in Schedule A of the Agreement (the “Eligible Acquired Funds List”), as such Eligible Acquired Funds List may be amended, from time to time, by GSAM in its sole discretion (each, an “Acquired Fund”), severally and not jointly; and

(b)	each portfolio series of each registered investment company identified on Schedule B of the Agreement, or if the relevant investment company has no portfolio series, then the relevant investment company (each, an “Acquiring Fund”), severally and not jointly; and

WHEREAS, the parties to the Agreement wish to amend Schedule B to the Agreement to revise the list of Acquiring Funds.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereby agree to amend the Agreement, pursuant to the terms of the Agreement as follows:

1.	Schedule B to the Agreement shall be deleted in its entirety and Schedule B attached hereto shall be inserted in lieu thereof.

2.	Except as specifically set forth herein, all other provisions of theAgreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

GOLDMAN SACHS TRUST, GOLDMAN SACHS VARIABLE INSURANCE TRUST, GOLDMAN SACHS ETF TRUST, GOLDMAN SACHS TRUST

Joseph DiMaria	Joseph DiMaria	/s/ Joseph DiMaria
Name of Authorized Signer	Print	Signature
Title: Treasurer

Acquiring Funds

J. Garrett Stevens	J. Garrett Stevens	/s/ J. Garrett Stevens
Name of Authorized Signer	Print	Signature
Title: President

SCHEDULE B

List of Acquiring Funds

Exchange Traded Concepts Trust

Exchange Listed Funds Trust

Cabana Target Drawdown 5 ETF

Cabana Target Drawdown 7 ETF

Cabana Target Drawdown 10 ETF

Cabana Target Drawdown 13 ETF

Cabana Target Drawdown 16 ETF

Cabana Target Leading Sector Aggressive ETF

Cabana Target Leading Sector Conservative ETF

Cabana Target Leading Sector Moderate ETF

Corbett Road Tactical Opportunity ETF (OPPX)